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                                                                    Exhibit 23.1


                        Consent of Independent Accountants

         We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-87123 and 333-30108) of Streamline.com, Inc. of our report dated February 9, 2000, except for the pooling described in
Note 2, for which the date is June 23, 2000 and Note 1, for which the date is September 15, 2000, relating to the consolidated financial statements and financial statement schedule of Streamline.com, Inc. which are included in this Current Report on Form 8-K.

                                   /s/ PricewaterhouseCoopers LLP

                                   PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
October 5, 2000